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                                   INDENTURE


                         Dated as of _________, 199__


                                By and Between


                    THE CONNECTICUT LIGHT AND POWER COMPANY



                                      and


                            BANKERS TRUST COMPANY,
                                  as Trustee



                         Providing for the Issuance of
         Junior Subordinated Deferrable Interest Debentures in Series
                                    and for
       ___% Junior Subordinated Deferrable Interest Debentures, Series A



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

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE................   1
     Section 1.01   Definitions.............................................   1
     Section 1.02   Incorporation By Reference Of Trust Indenture Act.......   6
     Section 1.03   Rules Of Construction...................................   6
     Section 1.04   Acts Of Holders.........................................   7

                                   ARTICLE 2
                    THE DEBENTURES; THE SERIES A DEBENTURES.................   8
     Section 2.01   Issue Of Debentures Generally...........................   8
     Section 2.02   Form Of The Series A Debentures; Denominations..........   9
     Section 2.03   Payment Of Principal And Interest.......................   9
     Section 2.04   Execution And Authentication............................  10
     Section 2.05   Registrar And Paying Agent..............................  10
     Section 2.06   Paying Agent To Hold Money In Trust.....................  11
     Section 2.07   Debentureholder Lists...................................  11
     Section 2.08   Transfer And Exchange...................................  11
     Section 2.09   Replacement Debentures..................................  12
     Section 2.10   Outstanding Debentures; Determinations Of Holders' Action 13
     Section 2.11   Temporary Debentures....................................  13
     Section 2.12   Cancellation............................................  14
     Section 2.13   Defaulted Interest......................................  14

                                   ARTICLE 3
                                  REDEMPTION................................  14
     Section 3.01   Redemption; Notice To Trustee...........................  14
     Section 3.02   Selection Of Debentures To Be Redeemed..................  15
     Section 3.03   Notice Of Redemption....................................  15
     Section 3.04   Effect Of Notice Of Redemption..........................  16
     Section 3.05   Deposit Of Redemption Price.............................  16
     Section 3.06   Debentures Redeemed In Part.............................  16

                                   ARTICLE 4
                                   COVENANTS................................  16
     Section 4.01   Payment Of Debentures...................................  16
     Section 4.02   Prohibition Against Dividends, Etc. During An Event Of
                    Default Or An Extension Period..........................  17
     Section 4.03   SEC Reports.............................................  17
     Section 4.04   Compliance Certificates.................................  18
     Section 4.05   Relationship With CL&P Capital..........................  18
     Section 4.06   Further Instruments And Acts............................  18
     Section 4.07   Payments For Consents...................................  18

                                   ARTICLE 5
                             SUCCESSOR CORPORATION..........................  19
     Section 5.01   When The Company May Merge, Etc.........................  19

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES..........................  19
     Section 6.01   Events Of Default.......................................  19
     Section 6.02   Acceleration............................................  21
     Section 6.03   Other Remedies..........................................  21
     Section 6.04   Waiver Of Past Defaults.................................  21
     Section 6.05   Control By Majority Or The Special Representatives......  22
     Section 6.06   Limitation On Suits.....................................  22
     Section 6.07   Rights Of Holders To Receive Payment....................  23
     Section 6.08   Collection Suit By The Trustee..........................  23
     Section 6.09   The Trustee May File Proofs Of Claim....................  23
     Section 6.10   Priorities..............................................  24
     Section 6.11   Undertaking For Costs...................................  24
     Section 6.12   Waiver Of Stay, Extension, Or Usury Laws................  24

                                   ARTICLE 7
                                  THE TRUSTEE...............................  25
     Section 7.01   Duties Of The Trustee...................................  25
     Section 7.02   Rights Of The Trustee...................................  26
     Section 7.03   Individual Rights Of The Trustee........................  26
     Section 7.04   The Trustee's Disclaimer................................  26
     Section 7.05   Notice Of Defaults......................................  27
     Section 7.06   Reports By Trustee To Holders...........................  27
     Section 7.07   Compensation And Indemnity..............................  27
     Section 7.08   Replacement Of Trustee..................................  28
     Section 7.09   Successor Trustee By Merger.............................  29
     Section 7.10   Eligibility; Disqualification...........................  29
     Section 7.11   Preferential Collection Of Claims Against The Company...  29

                                   ARTICLE 8
                   SATISFACTION AND DISCHARGE OF INDENTURE;
              DEFEASANCE OF CERTAIN OBLIGATIONS; UNCLAIMED MONIES...........  29
     Section 8.01   Satisfaction And Discharge Of Indenture.................  29
     Section 8.02   Application By Trustee Of Funds Deposited For Payment Of
                    Debentures..............................................  30
     Section 8.03   Repayment Of Monies Held By Paying Agent................  30
     Section 8.04   Return Of Monies Held By The Trustee And Paying Agent
                    Unclaimed For Three Years...............................  30

                                   ARTICLE 9
                                  AMENDMENTS................................  31
     Section 9.01   Without Consent Of Holders..............................  31
     Section 9.02   With Consent Of Holders.................................  31
     Section 9.03   Compliance With Trust Indenture Act.....................  32
     Section 9.04   Revocation And Effect Of Consents, Waivers And Actions..  32
     Section 9.05   Notation On Or Exchange Of Debentures...................  33
     Section 9.06   Trustee To Sign Supplemental Indentures.................  33
     Section 9.07   Effect Of Supplemental Indentures.......................  33

                                  ARTICLE 10
                                 SUBORDINATION..............................  33
     Section 10.01  Debentures Subordinated To Senior Indebtedness..........  33
     Section 10.02  Priority And Payment Of Proceeds In Certain Events;
                    Remedies Standstill.....................................  34
     Section 10.03  Payments Which May Be Made Prior To Notice..............  35
     Section 10.04  Rights Of Holders Of Senior Indebtedness Not To Be
                    Impaired................................................  35
     Section 10.05  Trustee May Take Action To Effectuate Subordination.....  35
     Section 10.06  Subrogation.............................................  36
     Section 10.07  Obligations Of Company Unconditional; Reinstatement.....  36
     Section 10.08  Trustee Entitled To Assume Payments Not Prohibited In
                    Absence Of Notice.......................................  37
     Section 10.09  Right Of Trustee To Hold Senior Indebtedness............  37

                                  ARTICLE 11
                                 MISCELLANEOUS..............................  37
     Section 11.01  Trust Indenture Act Controls............................  37
     Section 11.02  Notices.................................................  38
     Section 11.03  Communication By Holders With Other Holders.............  38
     Section 11.04  Certificate And Opinion As To Conditions Precedent......  39
     Section 11.05  Statements Required In Certificate Or Opinion...........  39
     Section 11.06  Severability Clause.....................................  39
     Section 11.07  Rules By Trustee, Paying Agent And Registrar............  39
     Section 11.08  Legal Holidays..........................................  40
     Section 11.09  Governing Law...........................................  40
     Section 11.10  No Recourse Against Others..............................  40
     Section 11.11  Successors..............................................  40
     Section 11.12  Multiple Original Copies Of This Indenture..............  40
     Section 11.13  No Adverse Interpretation Of Other Agreements...........  40
     Section 11.14  Table Of Contents; Headings, Etc........................  40
     Section 11.15  Benefits Of The Indenture...............................  41

SIGNATURES..................................................................  42
EXHIBIT A--FORM OF DEBENTURE

TRUST INDENTURE                            PROVISION OF
 ACT SECTION                                INDENTURE
- --------------                             ------------
Section 310           (a)(1)                 7.10
                      (a)(2)                 7.10
                      (a)(3)                 Not Applicable
                      (a)(4)                 Not Applicable
                      (a)(5)                 Not Applicable
                      (b)                    7.08; 7.10; 11.01
                      (c)                    Not Applicable
Section 311           (a)                    7.11
                      (b)                    7.11
                      (c)                    Not Applicable
Section 312           (a)                    2.07
                      (b)                    11.03
                      (c)                    11.03
Section 313           (a)                    7.06
                      (b)(1)                 Not Applicable
                      (b)(2)                 7.06
                      (c)                    7.06; 11.02
                      (d)                    7.06
Section 314           (a)                    4.03;4.04; 11.02
                      (b)                    Not Applicable
                      (c)(1)                 2.02; 11.04
                      (c)(2)                 2.02; 11.04
                      (c)(3)                 Not Applicable
                      (d)                    Not Applicable
                      (e)                    11.05
                      (f)                    Not Applicable
Section 315           (a)                    7.01(2)
                      (b)                    7.05; 11.02
                      (c)                    7.01(1)
                      (d)                    7.01(3)
                      (e)                    6.11
Section 316           (a)(1)(A)              6.05
                      (a)(1)(B)              6.04
                      (a)(2)                 Not Applicable
                      (a)(last sentence)     2.10
                      (b)                    6.07
                      (c)                    1.04
Section 317           (a)(1)                 6.08
                      (a)(2)                 6.09
                      (b)                    2.06
Section 318           (a)                    11.01

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                   INDENTURE
                                   ---------


     INDENTURE, dated as of                   , 199   by and between The
                            ------------- ----     --
Connecticut Light and Power Company, a Connecticut corporation (together with its permitted successors and assigns, the "Company"), and Bankers Trust Company,
                                           -------
a New York corporation, as trustee (the "Trustee").
                                         -------

     WHEREAS, the Company is the general partner of CL&P Capital, L.P., a Delaware limited partnership, which intends to issue in series from time to time its limited partner interests and to loan the proceeds thereof, together with the investment by the Company in CL&P Capital, L.P., to the Company.

     WHEREAS, in order to evidence its intention to make such loans and to accept the Debentures (as hereinafter defined) as evidence of such loans, and its approval of the terms of the Series A Debentures (as hereinafter defined), CL&P Capital, L.P. has joined in this Indenture.

     WHEREAS, the Company has authorized the issuance of the Series A Debentures to evidence its obligations with respect to a loan from CL&P Capital, L.P. of the proceeds of a series of its preferred limited partner interests designated __% Cumulative Monthly Income Preferred Securities, Series A, and the related investment by the Company in CL&P Capital, L.P., and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture, all things necessary to make the Series A Debentures, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, having been done.

     NOW THEREFORE:

     The Company and the Trustee, intending to be legally bound hereby, each agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the securities issued hereunder, including the Series A Debentures:


                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE


     Section 1.01  Definitions.
                   -----------

     For purposes of this Indenture, each of the following terms shall have the meaning set forth below:

     "Act" has the meaning specified in Section 1.04 hereof.
      ---

     "Additional Interest" means, with respect to the Series A Debentures, any
      -------------------
amounts which CL&P Capital would be required to pay as taxes, duties, assessments, or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, with respect to the Series A Debentures. With respect to any other series of Debentures, "Additional Interest" shall have the meaning set forth in the supplemental indenture creating such series.

     "Affiliate" of any specified Person means any other Person, directly or
      ---------
indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. When used with respect to any Person, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bankruptcy Law" means Title 11, United States Code, or any similar Federal
      --------------
or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any
      ------------------
committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means any day that is not a Saturday, a Sunday, or a day on
      ------------
which banking institutions in The City of New York, the State of Connecticut, or the State of Delaware are authorized or required to close.

     "Capital Lease Obligations" of a Person means any obligation which is
      -------------------------
required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, rights to purchase,
      -------------
warrants, options, participations, or other equivalents of or interests in (however designated) corporate stock, including any preferred stock.

     "CL&P Capital" means CL&P Capital, L.P., a Delaware limited partnership.
      ------------

     "Company" means The Connecticut Light and Power Company, a Connecticut
      -------
corporation, together with its permitted successors and assigns.

     "Custodian" means any receiver, trustee, assignee, liquidator,
      ---------
sequestrator, custodian, or similar official under any Bankruptcy Law.

     "Debentureholder" or "Holder" means a Person in whose name a Debenture is
      ---------------      ------
registered on the Registrar's books.

     "Debentures" shall mean any of the securities of any series issued,
      ----------
authenticated, and delivered under this Indenture.

     "Default" means any event which is, or after notice or passage of time, or
      -------
both, would be, an Event of Default pursuant to Section 6.01 hereof.

     "Event of Default" has the meaning specified in Section 6.01 hereof.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Extension Period" means a period, up to 60 consecutive months, in which
      ----------------
the Company elects to extend the interest payment period on the Debentures pursuant to Section

4.01(b) hereof; provided that no Extension Period shall extend beyond the Stated
                --------
Maturity date or the date of redemption of any series of Subordinated
Debentures.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

     "General Partner" means the Company, as the general partner of CL&P
      ---------------
Capital, or any successor general partner of CL&P Capital pursuant to the Limited Partnership Agreement.

     "Guaranty Agreement" means that certain Payment and Guaranty Agreement
      ------------------
issued by the Company to irrevocably and unconditionally agree to pay Guaranty Payments (as defined in the Guaranty Agreement) to the holders of the Preferred Securities.

     "Holder" or "Debentureholder" means any Person in whose name a Debenture is
      ------      ---------------
registered on the Registrar's books.

     "Indebtedness" means, without duplication, (i) the principal of and
      ------------
premium, if any, in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, or other similar instruments issued by the Company; (ii) all Capital Lease Obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company, and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement of any obligor on any letter of credit, banker's acceptance, security purchase facility, or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of the Company to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by the Company of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons (other than the Preferred Securities) for the payment of which, in either case, the Company is responsible or liable as obligor, guarantor, or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; provided, however, that Indebtedness will not include endorsements of negotiable
- --------  -------
instruments for collection in the ordinary course of business.

     "Indenture" means this indenture, as amended or supplemented from time to
      ---------
time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "Issue Date" means, with respect to a series of Debentures, the date on
      ----------
which the Debentures of such series are originally issued.

     "Legal Holiday" has the meaning specified in Section 11.08 hereof.
      -------------

     "Limited Partnership Agreement" means the Amended and Restated Limited
      -----------------------------
Partnership Agreement of CL&P Capital dated _________, 199__, as it may be amended from time to time.

     "Notice of Default" has the meaning specified in Section 6.01 hereof.
      -----------------

     "Officer" means, with respect to any corporation, the Chairman of the
      -------
Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of such corporation.

     "Officer's Certificate" means a written certificate containing the
      ---------------------
applicable information specified in Sections 11.04 and 11.05 hereof, signed in the name of the Company by any one of its Officers, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion containing the applicable
      ------------------
information specified in Sections 11.04 and 11.05 hereof, by legal counsel who is reasonably acceptable to the Trustee.

     "Paying Agent" has the meaning specified in Section 2.05 hereof.
      ------------

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

     "Preferred Securities" means the limited partner interests issued from time
      --------------------
to time in series by CL&P Capital.

     "Record Date", with respect to any series of the Debentures, means the date
      -----------
set to determine the Holders of such series entitled to payment of interest or principal or to vote, consent, make a request, or exercise any other right associated with such series.

     "Redemption Date", with respect to any Debenture to be redeemed, means the
      ---------------
date specified for the redemption of such Debenture in accordance with the terms thereof and Article 3 hereof.

     "Redemption Price", with respect to any Debenture to be redeemed, means the
      ----------------
price at which it is to be redeemed pursuant to this Indenture and such Debenture.

     "Register" has the meaning specified in Section 2.05 hereof.
      --------

     "Registrar" has the meaning specified in Section 2.05 hereof.
      ---------

     "Regular Record Date", with respect to an interest payment on the
      -------------------
Debentures of a series, means the date set forth in the Debentures of such series for the determination of Holders entitled to receive payment of interest on the next succeeding interest payment date.

     "SEC" or "Commission" means the Securities and Exchange Commission.
      ---      ----------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Senior Indebtedness" means all Indebtedness, except for Indebtedness that
      -------------------
is by its terms subordinated to or pari passu with the Debentures. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include any Indebtedness between or among the Company and any Affiliates.

     "Series A Debentures" means any of the Company's __% Junior Subordinated
      -------------------
Deferrable Interest Debentures, Series A issued under this Indenture.

     "Series A Preferred Securities" means the __% Cumulative Monthly Income
      -----------------------------
Preferred Securities, Series A, issued by CL&P Capital.

     "Special Representative" means a special representative appointed by the
      ----------------------
holders of the Preferred Securities pursuant to Section 13.02(d) of the Limited Partnership Agreement.

     "Stated Maturity", with respect to any Debenture, means the date specified
      ---------------
in the Debenture as the fixed date on which the principal of the Debenture is due and payable.

     "Subsidiary" means any corporation, association, partnership, or other
      ----------
business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries, or (iii) one or more Subsidiaries.

     "Successor" has the meaning specified in Section 5.01 hereof.
      ---------

     "TIA" means the Trust Indenture Act of 1939, as amended and as in effect on
      ---
the date of the execution and delivery of this Indenture; provided, however,
                                                          --------  -------
that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "Trust Officer" means, when used with respect to the Trustee, the chairman
      -------------
or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any account officer or assistant account officer, the controller and any assistant controller, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Trustee" means the party named as the "Trustee" in the first paragraph of
      -------
this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

     "U.S. Government Obligations" means direct obligations (or certificates
      ---------------------------
representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" means, with respect to a corporation, all classes of Capital
      ------------
Stock then outstanding of such corporation normally entitled to vote in elections of directors.

     "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which
      -----------------------
(other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

     Section 1.02  Incorporation By Reference Of Trust Indenture Act.
                   -------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. When so incorporated, the following TIA terms in such provisions correspond to the terms used in this Indenture as follows:

     The "Commission" means the SEC.

     The "indenture securities" means the Debentures.

     An "indenture security holder" means a Debentureholder.

     The "indenture to be qualified" means this Indenture.

     The "indenture trustee" or the "institutional trustee" means the Trustee.

     The "obligor" on the indenture securities means the Company and any other obligor on the Debentures.

     All other TIA terms used in this Indenture that are defined in the TIA, either directly or by reference therein, or defined by SEC rule, have the meanings assigned to them by such definitions.

     Section 1.03   Rules Of Construction.
                    ---------------------

     Unless the context otherwise requires:

     (1)     a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)     "or" is not exclusive;

     (4)     "including" means including, without limitation;

     (5) words in the singular include the plural, and words in the plural include the singular; and

     (6) unless used with a particular Article, Section, or other subdivision, "herein," "hereof," and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

     Section 1.04  Acts Of Holders.
                   ---------------

     Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Holders, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or
                              ---
instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

     The ownership of Debentures shall be proved by the Register.

     Any request, demand, authorization, direction, notice, consent, waiver, or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted, or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

     If the Company solicits from the Holders any request, demand, authorization, direction, notice, consent, waiver, or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver, or other Act, but the Company shall have no obligation to do so. If such a Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver, or other Act may be given before or after such Record Date, but only Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver, or other Act, and for that purpose the outstanding Debentures shall be computed as of such Record Date.

                                   ARTICLE 2
                    THE DEBENTURES; THE SERIES A DEBENTURES


     Section 2.01  Issue Of Debentures Generally.
                   -----------------------------

     The aggregate principal amount of the Debentures which may be authenticated and delivered under this Indenture is limited to the aggregate stated liquidation preference of the Preferred Securities plus the capital contributions to CL&P Capital by its General Partner.

     The Debentures may be issued in one or more series as from time to time shall be authorized by the Board of Directors.

     The Debentures of each series and the Trustee's certificate of authentication shall be substantially in the forms to be attached as exhibits to this Indenture or the supplemental indenture providing for their issuance, with such insertions, omissions, substitutions, and other variations as are required or permitted by this Indenture, and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Debentures may be listed, or to conform to usage. Each Debenture shall be dated the date of its authentication.

     The several series of Debentures may differ from the Series A Debentures, and as and between series, in respect of any or all of the following matters:

     (1)     designation;

     (2)     date or dates of maturity, which may be serial;

     (3) interest rate or method of determination of the interest rate and whether Additional Interest will be payable;

     (4)     interest payment dates and the Regular Record Dates therefor;

     (5)     Issue Date;

     (6)     authorized denominations;

     (7) the place or places for the payment of principal (and premium, if any) and for the payment of interest;

     (8) limitation upon the aggregate principal amount of Debentures of the series which may be issued;

     (9)     the optional and mandatory redemption provisions, if any;

     (10) provisions, if any, for any sinking or analogous fund with respect to the Debentures of such series; and

     (11) any other provisions expressing or referring to the terms and conditions upon which the Debentures of such series are to be issued under this Indenture which are not in conflict with the provisions of this Indenture;

in each case as determined and specified by the Board of Directors. The Trustee shall not authenticate and deliver Debentures of any series (other than the Series A Debentures) upon initial issue unless the terms and conditions of such series shall have been set forth in a supplemental indenture entered into between the Company and the Trustee as provided in Section 9.01 hereof.

     Section 2.02  Form Of The Series A Debentures; Denominations.
                   ----------------------------------------------

     The Series A Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The terms and provisions contained in the Series A Debentures, as set forth in such Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture. The Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The Trustee shall authenticate and make available for delivery Series A Debentures for original issue in the aggregate principal amount of $[*****_____________*****] to evidence the Company's obligation with respect to the loan from CL&P Capital, upon a resolution of the Board of Directors and a written order of the Company signed by two Officers of the Company, but without any further action by the Company. Such order shall specify the amount of the Series A Debentures to be authenticated and the date on which the original issue of Debentures is to be authenticated and delivered. The aggregate principal amount of Series A Debentures outstanding at any time may not exceed $[***** ___________ *****], except as provided in Section 2.09 hereof.

     The Series A Debentures shall be issuable only in registered form without coupons and only in denominations of $25.00 and any integral multiple thereof.

     Section 2.03  Payment Of Principal And Interest.
                   ---------------------------------

     The principal of and interest on the Debentures of any series, as well as any premium thereon in the case of redemption thereof prior to maturity, shall be payable at the office of the Paying Agent in the coin or currency of the United States of America which at the time is legal tender for public and private debts. Each Debenture shall be dated its Issue Date. Interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months.

     The interest on any Debenture which is payable and is punctually paid or duly provided for on any interest payment date for Debentures of that series shall be paid to the person in whose name the Debenture is registered at the close of business on the Regular Record Date therefor. In the event that any Debenture of a particular series or portion thereof is called for redemption, and the Redemption Date is subsequent to the Regular

Record Date with respect to any interest payment date and prior to such interest payment date, interest on such Debenture will be paid upon presentation and surrender of such Debenture to the Paying Agent.

     Section 2.04  Execution And Authentication.
                   ----------------------------

     The Debentures shall be executed on behalf of the Company by its Chief Executive Officer, its President, or one of its Vice Presidents, under its corporate seal imprinted or reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any such Officer on the Debentures may be manual or facsimile.

     Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

     No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and made available for delivery hereunder.

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as a Paying Agent to deal with the Company or an Affiliate of the Company.

     Section 2.05  Registrar And Paying Agent.
                   --------------------------

     The Company shall maintain or cause to be maintained, within or outside the State of Connecticut an office or agency where the Debentures may be presented for registration of transfer or for exchange (the "Registrar"), an office or
                                                   ---------
agency where Debentures may be presented or surrendered for purchase or payment (the "Paying Agent"), and an office or agency where notices and demands to or
      ------------
upon the Company in respect of the Debentures and this Indenture may be served. The Registrar shall keep a register (the "Register") of the Debentures and of
                                          --------
their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term Paying Agent includes any additional paying agent. The corporate trust office of the Trustee at Four Albany Street, New York, New York 10006, Attention: Corporate Trust Department, shall initially be the Registrar and agent for service of notice or demands on the Company, and the Company shall initially be the Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, or co-Registrar (if not the Trustee or the Company). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall give prompt written notice to the Trustee of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or co-Registrar, or agent for service of notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

     Section 2.06  Paying Agent To Hold Money In Trust.
                   -----------------------------------

     Except as otherwise provided herein, prior to each due date of the principal and interest on any Debenture, the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal, premium (if any), and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, and interest on the Debentures and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the request of the Trustee, forthwith pay to the Trustee all money so held in trust and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, a Subsidiary, or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

     Section 2.07  Debentureholder Lists.
                   ---------------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before the Record Date for each interest payment date and at such other times as the Trustee may request in writing, within five Business Days of such request, a list in such form as the Trustee may reasonably require of the names and addresses of Debentureholders, provided
                                                                       --------
that during any deferral period, such information will be provided every six months and upon request of the Trustee.

     Section 2.08  Transfer And Exchange.
                   ---------------------

     When Debentures are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Debentures of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Debentures, all at the Registrar's request.

     Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder or his attorney duly authorized in writing.

     The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments, or other governmental charges that may be imposed in connection with the transfer or exchange of the Debentures from the Debentureholder requesting such transfer or exchange (other than any exchange of a temporary Debenture for a definitive Debenture not involving any change in ownership).

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (1) any Debenture for a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Debentures and ending at the close of business on the day of such mailing, or
(2) any Debenture selected, called, or being called for redemption, except, in the case of any Debenture to be redeemed in part, the portion thereof not to be redeemed.

     Section 2.09  Replacement Debentures.
                   ----------------------

     If (1) any mutilated Debenture is surrendered to the Company or the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss, or theft of any Debenture, and there is delivered to the Company and the Trustee such Debenture or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute in exchange for any such mutilated Debenture or in lieu of any such destroyed, lost, or stolen Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding, and the Trustee shall authenticate and make such new Debenture available for delivery.

     In case any such mutilated, destroyed, lost, or stolen Debenture has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Debenture, pay or purchase such Debenture, as the case may be.

     Upon the issuance of any new Debentures under this Section 2.09, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every new Debenture issued pursuant to this Section 2.09 in lieu of any mutilated, destroyed, lost, or stolen Debenture shall constitute an original additional contractual obligation of the Company whether or not the mutilated, destroyed, lost, or stolen

Debenture shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and ratably with any and all other Debentures duly issued hereunder.

     The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Debentures.

     Section 2.10  Outstanding Debentures; Determinations Of Holders' Action.
                   ---------------------------------------------------------

     Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those mutilated, destroyed, lost, or stolen Debentures referred to in Section 2.09 hereof, those redeemed by the Company pursuant to Article 3 hereof, and those described in this Section 2.10 as not outstanding. A Debenture does not cease to be outstanding because the Company or a Subsidiary or Affiliate thereof holds the Debenture; provided, however, that in determining
                                          --------  -------
whether the Holders of the requisite principal amount of Debentures have given or concurred in any request, demand, authorization, direction, notice, consent, or waiver hereunder, Debentures owned by the Company, a Subsidiary, or an Affiliate shall be disregarded and deemed not to be outstanding.

     Subject to the foregoing, only Debentures outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 3, 6 and 9 hereof).

     If a Debenture is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

     If the Paying Agent (other than the Company) holds, in accordance with this Indenture, at maturity or on a Redemption Date, money sufficient to pay the Debentures payable on that date, then immediately on the date of maturity or such Redemption Date, as the case may be, such Debentures shall cease to be outstanding, and interest, if any, on such Debentures shall cease to accrue.

     Section 2.11  Temporary Debentures.
                   --------------------

     So long as CL&P Capital shall hold all of the Debentures, the Company may execute temporary Debentures, and upon the Company's written request, signed by two Officers of the Company, the Trustee shall authenticate and make such temporary Debentures available for delivery. Temporary Debentures shall be printed, lithographed, typewritten, mimeographed, or otherwise produced in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions, and other variations as the Officers of the Company executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures.

     After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures of the same series upon surrender of the temporary Debentures at the office or agency of the Company designated for such purpose pursuant to

Section 2.05 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute a like principal amount of definitive Debentures of authorized denominations, and the Trustee, upon written request of the Company signed by two Officers of the Company, shall authenticate and make such Debentures available for delivery in exchange therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

     Section 2.12  Cancellation.
                   ------------

     All Debentures surrendered for payment, redemption by the Company pursuant to Article 3 hereof, or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. The Company may not reissue or issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section 2.12, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be destroyed by the Trustee, and the Trustee shall deliver a certificate of destruction to the Company.

     Section 2.13  Defaulted Interest.
                   ------------------

     If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest to the Persons who are Holders on a subsequent special Record Date, and such special Record Date, as used in this Section 2.13 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special Record Date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special Record Date, the payment date, and the amount of defaulted interest to be paid.

     The Company may also pay defaulted interest in any other lawful manner.

                                   ARTICLE 3
                                  REDEMPTION


     Section 3.01  Redemption; Notice To Trustee.
                   -----------------------------

     (a) The Series A Debentures are subject to redemption prior to maturity as provided in the form thereof.

     (b) The redemption terms for any additional series of Debentures shall be as specified in the supplemental indenture creating such series of Debentures.

     (c) If any or all of the Debentures are to be redeemed pursuant to paragraphs (a) or (b) above, the Company shall give notice by first class mail, postage prepaid, to the Trustee within 45 days prior to the date of such redemption. Any such notice of redemption shall state the date and price of redemption.

     Section 3.02  Selection Of Debentures To Be Redeemed.
                   --------------------------------------

     If less than all the outstanding Debentures are to be redeemed at any time, the Trustee shall select the Debentures to be redeemed on a pro rata basis, by lot or any other method the Trustee considers fair and appropriate. The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Debentures not previously called for redemption. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be redeemed. Notwithstanding the foregoing, if a partial redemption would result in the delisting a series of the Preferred Securities by any national securities exchange or other organization on which such series is then listed, the Partnership may only redeem such series of the Preferred Securities in whole.

     Section 3.03  Notice Of Redemption.
                   --------------------

     So long as CL&P Capital remains the sole Debentureholder, no notice of any redemption of Debentures will be required. In the event and at such time that CL&P Capital ceases to be the sole Debentureholder, at least 30 days but not more than 60 days prior to a Redemption Date, the Trustee shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed at the Holder's last address, as it appears on the Register. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

     The notice shall identify the Debentures to be redeemed, the provision of the Debentures or this Indenture pursuant to which the Debentures called for redemption are being redeemed and shall state:

     (1)     the Redemption Date;

     (2)     the Redemption Price;

     (3)     the name and address of the Paying Agent;

     (4) that Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (5) if fewer than all the outstanding Debentures are to be redeemed, the identification and principal amounts of the particular Debentures to be redeemed and that, on and after the Redemption Date, upon surrender of such Debentures, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued; and

     (6) that, unless the Company does not make such redemption payment, interest will cease to accrue on Debentures called for redemption on and after the Redemption Date.

     The notice may state that it is subject to the deposit or segregation of the redemption monies on or before the date fixed for redemption in accordance with Section 3.05, and which notice shall be of no effect unless such monies are so deposited or segregated on or before such date.

     Section 3.04  Effect Of Notice Of Redemption.
                   ------------------------------

     If (1) the notice of redemption is not conditioned upon the deposit or segregation of the redemption monies on or before the date fixed for redemption, or (2) the notice of redemption is conditioned upon such deposit or segregation of redemption monies and such monies are so deposited or segregated, then the Debentures called for redemption shall become due and payable on the Redemption Date and at the Redemption Price and such Debentures shall, upon the later of the Redemption Date and the date such Debentures are surrendered to the Paying Agent, be paid at the Redemption Price, plus accrued interest to the Redemption Date.

     Section 3.05  Deposit Of Redemption Price.
                   ---------------------------

     On or prior to a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate is the Paying Agent, shall segregate and hold in trust or cause such Affiliate to segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all Debentures to be redeemed on that date. The Paying Agent shall return to the Company any money not required for the purpose stated in this Section 3.05.

     Section 3.06  Debentures Redeemed In Part.
                   ---------------------------

     Upon surrender of a Debenture that is redeemed in part, the Trustee shall authenticate for the Holder a new Debenture equal in principal amount to the unredeemed portion of such Debenture.


                                   ARTICLE 4
                                   COVENANTS


     Section 4.01  Payment Of Debentures.
                   ---------------------

     (a) The Company shall pay the principal of and premium, if any, and interest (including Additional Interest, if any, and interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Debentures on (or prior to) the dates and in the manner provided in the Debentures and/or pursuant to this Indenture. An installment of principal or interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due. The Company shall pay interest on overdue principal and interest on overdue installments of interest (including Additional Interest, if any, and interest accruing during an Extension Period and/or on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding), to the extent permitted by applicable law, at the rate per annum borne by the Debentures, which interest on overdue interest shall accrue from the date such amounts became overdue.

     (b) Notwithstanding paragraph (a) of this Section 4.01 or any other provision herein or in the Debentures to the contrary, the Company shall have the right in its sole and absolute discretion at any time and from time to time while the Debentures are outstanding, so long as no Event of Default has occurred and is continuing, to extend the interest payment period for one or more series of the Debentures for up to 60 consecutive months, provided that
                                                               --------
such Extension Period shall not extend beyond the Stated Maturity, or acceleration thereof, or any date of redemption, of the Debentures, and provided
                                                                        --------
further that at the end of each Extension Period the Company shall pay all
- -------
interest, including Additional Interest, if any, then accrued and unpaid (together with interest thereon compounded monthly at the rate specified for the applicable series of Debentures, to the extent permitted by applicable law). Prior to the termination of an Extension Period, the Company may shorten or may further extend the interest payment period, provided that such Extension Period
                                            --------
together with all such further extensions may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period subject to the above requirements. The Company shall give the Trustee notice of its selection of such extended or shortened interest payment period on or prior to the earliest of (1) one Business Day prior to the date on which the related distribution by CL&P Capital on the Preferred Securities would otherwise be payable, (2) one Business Day prior to the date CL&P Capital is required to give notice of the record or payment date of such related distribution to any national securities exchange on which the Preferred Securities are then listed or other applicable self-regulatory organization, and (3) two Business Days prior to such record date. The Company shall give or cause the Trustee to give such notice of the Company's selection of such extended interest payment period to the Holders and, if CL&P Capital is the sole holder of such series of the Subordinated Debentures, to the holders of the corresponding series of the Preferred Securities.

     Section 4.02  Prohibition Against Dividends, Etc. During An Event Of
                   ------------------------------------------------------
                   Default Or An Extension Period.
                   ------------------------------

     Neither the Company nor any Subsidiary shall declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its Capital Stock (other than dividends paid by a Wholly Owned Subsidiary) during an Extension Period or if at such time there shall have occurred and be continuing any Default or Event of Default or if the Company shall be in default with respect to its payment obligations under the Guaranty Agreement.

     Section 4.03  SEC Reports.
                   -----------

     The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee such information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 of the Exchange Act. The Company shall also comply with the provisions of Section 314(a) of the TIA.

     Section 4.04  Compliance Certificates.
                   -----------------------

     (a) The Company shall deliver to the Trustee within 90 days after the end of each of the Company's fiscal years an Officer's Certificate, stating whether or not the signer knows of any Default or Event of Default. Such certificate shall contain a certification from the principal executive officer, principal financial officer, or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.04(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If such Officer does know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. Such Officer's Certificate need not comply with Sections 11.04 and 11.05 hereof.

     (b) The Company shall deliver to the Trustee any information reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.

     Section 4.05  Relationship With CL&P Capital.
                   ------------------------------

     The Company agrees (i) to maintain, directly or indirectly through a Wholly Owned Subsidiary, 100% ownership of the general partnership interests in CL&P Capital; (ii) to cause the General Partner to maintain a capital account balance in CL&P Capital equal to at least 3% of the total positive capital account balances for CL&P Capital and, if necessary, to make additional contributions to satisfy this requirement; (iii) to timely perform or cause to be timely performed all of the duties of the General Partner of CL&P Capital (including the duty to pay distributions on the Preferred Securities); and (iv) to use its reasonable efforts to cause CL&P Capital to remain a limited partnership and otherwise continue to be treated as a partnership for United States federal income tax purposes.

     Section 4.06  Further Instruments And Acts.
                   ----------------------------

     Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 4.07  Payments For Consents.
                   ---------------------

     Neither the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, or otherwise, to any Debentureholder for or as an inducement to any consent, waiver, or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid or agreed to be paid to all Debentureholders who so consent, waive, or agree to amend in the time frame set forth in the documents soliciting such consent, waiver, or agreement.


                                   ARTICLE 5
                             SUCCESSOR CORPORATION


     Section 5.01   When The Company May Merge, Etc.
                    -------------------------------

     The Company may not consolidate with or merge with or into, or sell, convey, transfer, or lease all or substantially all of its assets (either in one transaction or a series of transactions) to, any Person unless:

           (1) the Person formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer, or lease shall have been made (the "Successor"), if other than the Company, (a) is organized and existing
           ---------
     under the laws of the United States of America or any State thereof or the District of Columbia, and (b) shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture;

           (2) immediately prior to and after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor as a result of such transaction as having been incurred by the Successor at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

           (3) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer, or lease and such supplemental indenture comply with this Indenture.

     The Successor will be the successor to the Company, and will be substituted for, and may exercise every right and power and become the obligor on the Debentures with the same effect as if the Successor had been named as the Company herein, but, in the case of a sale, conveyance, transfer, or lease of all or substantially all of the assets of the Company, the predecessor Company will not be released from its obligation to pay the principal of, premium, if any, and interest on the Debentures.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES


     Section 6.01  Events Of Default.
                   -----------------

     An "Event of Default" occurs if one of the following shall have occurred
         ----------------
and be continuing:

           (1)   The Company defaults in the payment, when due and payable, of
     (a) interest, including Additional Interest, on any Debenture and the default continues for a period of 10 days (whether or not payment is prohibited by the provisions of Article 10 hereof or otherwise); provided,
                                                                      --------
     that during an Extension Period, interest shall not be due and payable and failure to pay interest on the Debentures shall not constitute a Default or Event of Default hereunder, or (b) the principal of, or premium, if any, on any Debentures when the same becomes due and payable at maturity, acceleration, on any Redemption Date, or otherwise (whether or not payment is prohibited by the provisions of Article 10 hereof or otherwise);

           (2) The Company defaults in the performance of, or fails to comply with, any of its other covenants or agreements in the Debentures or this Indenture and such default or failure continues for 60 days after receipt by the Company of a "Notice of Default";
                          -----------------

           (3) The Company, pursuant to or within the meaning of any Bankruptcy Law:

                   (a)     commences a voluntary case or proceeding;

                   (b) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                   (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days;

                   (d) makes a general assignment for the benefit of its creditors; or

                   (e) admits in writing its inability to pay its debts generally as they become due; or

           (4) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (a) is for relief against the Company in an involuntary case or proceeding;

                   (b) appoints a Custodian of the Company for all or substantially all of its properties; or

                   (c)     orders the liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 days.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body.

     A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding or the Special Representative notifies the Company and the Trustee of the Default and the Company does not cure such Default within the time specified in clause (2) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."
                                                     -----------------

     Section 6.02  Acceleration.
                   ------------

     If any Event of Default, other than an Event of Default specified in clause
(3) or (4) occurs and is continuing, the Trustee, the Holders of not less than 25% in principal amount of the Debentures then outstanding, or the Special Representative, may declare the principal of all such Debentures due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately.

     If an Event of Default specified in clause (3) or (4) occurs, the principal of and interest on all the Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders.

     The Special Representative or Holders of a majority in aggregate principal amount of the Debentures at the time outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 6.03  Other Remedies.
                   --------------

     If an Event of Default occurs and is continuing, the Trustee may, in its own name or as trustee of an express trust, institute, pursue and prosecute any proceeding, including any action at law or suit in equity or other judicial or administrative proceeding, to collect the payment of principal of, premium, if any, or interest on, the Debentures, to enforce the performance of any provision of the Debentures or this Indenture or to obtain any other available remedy.

     The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of the Debentures in the proceeding. A delay or omission by the Trustee, the Special Representative, or any Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04  Waiver Of Past Defaults.
                   -----------------------

     The Special Representative or the Holders of 66 2/3% in aggregate principal amount of the Debentures at the time outstanding, by notice to the Trustee, the Company, and

CL&P Capital, may waive any Default or Event of Default that has occurred and its consequences. When a Default or Event of Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

     Section 6.05  Control By Majority Or The Special Representatives.
                   --------------------------------------------------

     The Holders of a majority in aggregate principal amount of the Debentures then outstanding or the Special Representative may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Debentureholders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, including withholding notice to the Holders of the Debentures of any series of any continuing Default (except in the payment of the principal (other than any mandatory sinking fund payment) of, premium, if any, or interest on, any Debentures of such series) if the Trustee considers it in the interest of the Holders of such series of Debentures to do so.

     Section 6.06  Limitation On Suits.
                   -------------------

     Except as provided in Section 6.07 hereof, the Holders and the Special Representative may not pursue any remedy with respect to this Indenture or the Debentures unless:

          (1) the Holders or the Special Representative gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders or the Special Representative provides to the Trustee reasonable security and indemnity against any loss, liability, or expense satisfactory to the Trustee;

          (3) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security and indemnity; and

          (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 6.07  Rights Of Holders To Receive Payment.
                   ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of or interest on the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures (in the case of interest, as the same may be extended pursuant to Section 4.01(b)) or any Redemption Date, or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected adversely without the consent of each such Holder.

     Section 6.08  Collection Suit By The Trustee.
                   ------------------------------

     If an Event of Default described in Section 6.01(1) hereof occurs and is continuing, the Trustee may, in its own name and as trustee of an express trust, recover judgment against the Company or any other obligor upon the Debentures for the whole amount owing with respect to the Debentures and the amounts provided for in Section 6.07 hereof.

     Section 6.09  The Trustee May File Proofs Of Claim.
                   ------------------------------------

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Company or its properties or assets, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

           (1) to file and prove a claim for the whole amount of the principal, premium, if any, and interest on the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel) and of the Holders allowed in such judicial proceeding; and

           (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel, and any other amounts due the Trustee under Section
     7.07 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10  Priorities.
                   ----------

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                   FIRST: to the Trustee for amounts due under Section 7.07 hereof;

                   SECOND: to Debentureholders for amounts due and unpaid on the Debentures for the principal amount, Redemption Price, or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Debentures; and

                   THIRD:  the balance, if any, to the Company.

     The Trustee may fix a Record Date and payment date for any payment to Debentureholders pursuant to this Section 6.10.

     Section 6.11  Undertaking For Costs.
                   ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Debentures at the time outstanding, or a suit by the Special Representative.

     Section 6.12  Waiver Of Stay, Extension, Or Usury Laws.
                   ----------------------------------------

     The Company covenants (to the extent permitted by applicable law) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal or premium, if any, or interest on, the Debentures as contemplated herein or affect the covenants or the performance by the Company of its obligations under this Indenture; and the Company (to the extent permitted by applicable law) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7
                                  THE TRUSTEE


     Section 7.01  Duties Of The Trustee.
                   ---------------------

     (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (2) Except during the continuance of an Event of Default, (a) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (a)     this paragraph (3) does not limit the effect of paragraph
     (2) of this Section 7.01;

             (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (4) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section 7.01 and to Section 7.02 hereof.

     (5) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives security and indemnity reasonably satisfactory to it against any loss, liability, or expense.

     (6) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on any money held by it hereunder.

     Section 7.02   Rights Of The Trustee.
                    ---------------------

     (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (2) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and, if appropriate, an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate and Opinion of Counsel.

     (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

     (5) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.

     (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders or the Special Representative pursuant to this Indenture, unless such Holders or the Special Representative shall have offered to the Trustee reasonable security and indemnity against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction.

     Section 7.03  Individual Rights Of The Trustee.
                   --------------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

     Section 7.04  The Trustee's Disclaimer.
                   ------------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures, and it shall not be responsible for any statement in this Indenture or the Debentures or any report or certificate issued by the Company hereunder or any registration statement relating to the Debentures (other than the Trustee's certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     Section 7.05  Notice Of Defaults.
                   ------------------

     The Trustee shall mail to the Debentureholders, as their names and addresses appear on the Register, notice of all Defaults known to the Trustee, within 90 days after the occurrence thereof; provided, however, that in the case
                                             --------  -------
of a Default described in Section 6.01(1) hereof, the Trustee may withhold such notice if and so long as a committee of Trust Officers in good faith determines that the withholding of such notice is in the interests of Debentureholders.
The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA
Section 315(b). Said proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 7.06  Reports By Trustee To Holders.
                   -----------------------------

     Within 60 days after each [****_______*****], beginning with the [*****______*****] next following the date of the execution and delivery of this Indenture, the Trustee shall transmit by mail, postage prepaid, to (i) each Debentureholder, (ii) such other holders that have submitted their names to the Trustee for such purpose, and (iii) any other persons identified in the list of holders that the Company has provided to the Trustee pursuant to Section 2.07 hereof, a brief report dated as of such [****______****] in accordance with and to the extent required under TIA Section 313.

     A copy of each report at the time of its mailing to Debentureholders shall be filed with the Company, the SEC, and each securities exchange on which the Debentures are listed. The Company agrees to promptly notify the Trustee whenever the Debentures become listed on any securities exchange and of any listing thereof.

     Section 7.07  Compensation And Indemnity.
                   --------------------------

     The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and advances of its agents and counsel), including all reasonable expenses and advances incurred or made by the Trustee in connection with any Event of Default or any membership on any creditors' committee, except any such expense or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee, its officers, directors, and shareholders for, and to hold it harmless against, any and all loss, liability, or expense, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     Before, after, or during an Event of Default, the Trustee shall have a claim and lien prior to the Debentures as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this
Section 7.07, except with respect to funds held in trust for the payment of principal of, premium, if any, or interest on, particular Debentures.

     The Company's payment obligations pursuant to this Section 7.07 are not subject to Article 10 of this Indenture and shall survive the discharge of this Indenture. When the Trustee renders services or incurs expenses after the occurrence of an Event of Default specified in Section 6.01 hereof, the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.08  Replacement Of Trustee.
                   ----------------------

     The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, no such
                                                    --------  -------
resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Special Representative or the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee, which shall be subject to the consent of the Company unless an Event of Default has occurred and is continuing. The Trustee shall resign if:

          (1)     the Trustee fails to comply with Section 7.10 hereof;

          (2)     the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or public officer takes charge of the Trustee or its property; or

          (4)     the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. Subject to payment of all amounts owing to the Trustee under Section 7.07 hereof and subject further to its lien under Section
7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Special Representative, or the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 hereof, any Debentureholder may petition any court of competent jurisdiction for its removal and the appointment of a successor Trustee.

     Section 7.09  Successor Trustee By Merger.
                   ---------------------------

     If the Trustee consolidates with, merges, or converts into, or transfers all or substantially all its corporate trust business or assets (including this Trusteeship) to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     Section 7.10  Eligibility; Disqualification.
                   -----------------------------

     The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(a)(2). The Trustee (or any Affiliate thereof which has unconditionally guaranteed the obligations of the Trustee hereunder) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(l), the provisions contained in the proviso to TIA
Section 310(b)(1) shall be deemed incorporated herein.

     Section 7.11  Preferential Collection Of Claims Against The Company.
                   -----------------------------------------------------

     If and when the Trustee shall be or become a creditor of the Company, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company.


                                   ARTICLE 8
                   SATISFACTION AND DISCHARGE OF INDENTURE;
              DEFEASANCE OF CERTAIN OBLIGATIONS; UNCLAIMED MONIES


     Section 8.01  Satisfaction And Discharge Of Indenture.
                   ---------------------------------------

     The Company shall be deemed to have paid and discharged the entire indebtedness on any series of the Debentures outstanding on the date the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee or any Paying Agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (1) cash in an amount, or (2) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or (3) a combination thereof, sufficient to pay the principal of, premium, if any, and interest on all Debentures then outstanding, and on such date the provisions of this Indenture with respect to the Debentures shall no longer be in effect (except as to (1) the rights of registration of transfer, substitution, and exchange of Debentures, (2) the replacement of apparently mutilated, defaced, destroyed, lost, or stolen Debentures, (3) the rights of the Holders to receive payments of principal thereof and interest thereon, (4) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (5) the obligation of the Company to maintain an office or agency for payments on and registration of transfer of the Debentures, and (6) the rights, obligations, and immunities of the Trustee hereunder); and the Trustee shall, at the request and expense of the Company, execute proper instruments acknowledging the same; provided that:
                                    --------

          (A) no Default or Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit or occurs as a result of such deposit;

          (B) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this provision have been complied with; and

          (C) the Company shall have delivered to the Trustee (i) either a private Internal Revenue Service ruling or an Opinion of Counsel, in either case to the effect that the Holders will not recognize income, gain, or loss for United States federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to United States federal income tax on the same amount and in the manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred; and (ii) an Opinion of Counsel to the effect that (a) the deposit shall not result in the Company, the Trustee, or the trust being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (b) such deposit creates a valid trust in which such Holders of the Debentures have the sole beneficial ownership interest or that such Holders of the Debentures have a nonavoidable first priority security interest in such trust.

     Section 8.02  Application By Trustee Of Funds Deposited For Payment Of

                   Debentures.
                   --------------------------------------------------------

     Subject to Section 8.04 and Article 10 hereof, all monies deposited with the Trustee pursuant to Section 8.01 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

     Section 8.03  Repayment Of Monies Held By Paying Agent.
                   ----------------------------------------

     In connection with the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent under this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

     Section 8.04 Return Of Monies Held By The Trustee And Paying Agent Unclaimed For Three Years.
                   -----------------------------------------------------

     Any monies deposited with or paid to the Trustee or any Paying Agent for the payment of the principal, premium, if any, or interest on, any Debenture and not applied but remaining unclaimed for three years after the date when such principal, premium, if any, or interest shall have become due and payable shall unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of such Debenture shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such monies shall thereupon cease.

                                   ARTICLE 9
                                  AMENDMENTS


     Section 9.01  Without Consent Of Holders.
                   --------------------------

     From time to time, when authorized by a resolution of the Board of Directors, the Company and the Trustee, without notice to or the consent of any Debentureholders or the Special Representative issued hereunder, may amend or supplement this Indenture or the Debentures.

          (1)     to cure any ambiguity, defect, or inconsistency;

          (2)     to comply with Article 5 hereof;

          (3) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

          (4) to make any other change that does not adversely affect the rights of any Debentureholder;

          (5) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; and

          (6) to set forth the terms and conditions, which shall not be inconsistent with this Indenture, of the series of Debentures (other than the Series A Debentures) that are to be issued hereunder and the form of Debentures of such series.

     Section 9.02   With Consent Of Holders.
                    -----------------------

     With written consent of the Special Representative or the Holders of at least 66 2/3% in aggregate principal amount of Debentures at the time outstanding and affected by such amendment or waiver, the Company and the Trustee may amend this Indenture or the Debentures or may waive future compliance by the Company with any provisions of this

Indenture or the Debentures. However, without the consent of each Debentureholder affected, such an amendment or waiver may not:

          (1) reduce the principal amount of the Debentures the Holders of which must consent to an amendment of the Indenture or a waiver;

          (2) change the Stated Maturity of the principal of, or the interest or rate of interest on, the Debentures, change adversely to the Holders the redemption provisions of Article 3 hereof, or impair the right to institute suit for the enforcement of any such payment or make any Debenture payable in money or securities other than that stated in the Debenture;

          (3) make any change in Article 10 hereof that adversely affects the rights of the Holders of the Debentures or any change to any other section hereof that adversely affects their rights under Article 10 hereof;

          (4) waive a Default in the payment of the principal of, premium, if any, or interest on, any Debenture; or

          (5)  change Section 6.07 hereof.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     If certain Holders agree to defer or waive certain obligations of the Company hereunder with respect to Debentures held by them, such deferral or waiver shall not affect the rights of any other Holder to receive the payment or performance required hereunder in a timely manner.

     After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to the Special Representative and to each Holder a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or waiver.

     Section 9.03  Compliance With Trust Indenture Act.
                   -----------------------------------

     Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

     Section 9.04  Revocation And Effect Of Consents, Waivers And Actions.
                   ------------------------------------------------------

     Until an amendment, waiver, or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Debenture hereunder is a continuing consent by the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same obligation as the consenting Holder's Debenture, even if notation of the consent, waiver, or action is not made on the Debenture. However, any such Holder or subsequent Holder may revoke the consent, waiver, or action as to such Holder's Debenture or portion of the Debenture if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of the Debentures then outstanding has been obtained and not revoked. After an amendment, waiver, or action becomes effective, it shall bind every Debentureholder, except as provided in Section 9.02 hereof.

     The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a Record Date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those Persons who were Holders at such Record Date or their duly designated proxies, and only those Persons, shall be entitled to consent to such amendment, supplement, or waiver, or to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date.

     Section 9.05  Notation On Or Exchange Of Debentures.
                   -------------------------------------

     Debentures authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for outstanding Debentures.

     Section 9.06  Trustee To Sign Supplemental Indentures.
                   ---------------------------------------

     The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the supplemental indenture does not adversely affect the rights, duties, liabilities, or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

     Section 9.07  Effect Of Supplemental Indentures.
                   ---------------------------------

     Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Debentures theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.


                                  ARTICLE 10
                                 SUBORDINATION


     Section 10.01  Debentures Subordinated To Senior Indebtedness.
                    ----------------------------------------------

     Notwithstanding the provisions of Section 6.01 hereof or any other provision herein or in the Debentures, the Company and the Trustee or Holder by his acceptance thereof (a) covenant and agree that all payments by the Company of the principal of, premium, if any, and interest on the Debentures shall be subordinated in accordance with the provisions of this Article 10 to the prior payment in full, in cash or cash equivalents, of all amounts payable on, under, or in connection with present or future Senior Indebtedness, and (b) acknowledge that holders of Senior Indebtedness may rely on this Article 10.

     Section 10.02 Priority And Payment Of Proceeds In Certain Events; Remedies Standstill.
                    ------------------------------------------------------------

     (1) Upon any payment or distribution of assets or securities of the Company, as the case may be, of any kind or character, whether in cash, property, or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other proceedings, all amounts payable on, under, or in connection with Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency, or similar proceeding) shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders shall be entitled to receive from the Company any payment of principal of or interest on or any other amounts in respect of the Debentures or distribution of any assets or securities.

     (2) No direct or indirect payment by or on behalf of the Company of principal of or interest on the Debentures, whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (a) a default in the payment of all or any portion of any Senior Indebtedness, and the Trustee has received written notice thereof from the Company, one or more holders of Senior Indebtedness, or from any trustee, representative, or agent therefor, or (b) any other default affecting Senior Indebtedness permitting its acceleration, as the result of which the maturity of Senior Indebtedness has been accelerated, and the Trustee has received written notice from any trustee, representative, or agent for the holders of the Senior Indebtedness or the holders of at least a majority in principal amount of the Senior Indebtedness then outstanding of such default and acceleration, and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

     (3) If, notwithstanding the foregoing provision prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the principal of or interest on the Debentures (other than as permitted by subsections (1) and (2) of this Section 10.02) when such payment is prohibited by this Section 10.02 and before all amounts payable on, under, or in connection with Senior Indebtedness are paid in full in cash or cash equivalents, then and in such event (subject to the provisions of Section 10.08 hereof) such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered first to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in cash or cash equivalents.

     (4) Upon any payment or distribution of assets or securities referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation, or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent, or other Person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article 10.

     Section 10.03  Payments Which May Be Made Prior To Notice.
                    ------------------------------------------

     Nothing in this Article 10 or elsewhere in this Indenture shall prevent (1) the Company, except under the conditions described in Section 10.02 hereof, from making payments of principal of and interest on the Debentures or from depositing with the Trustee any monies for such payments, or (2) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of and interest on the Debentures, to the Holders entitled thereto, unless at least one day prior to the date when such payment would otherwise (except for the prohibitions contained in Section 10.02 hereof) become due and payable, the Trustee shall have received the written notice provided for in Section 10.02(2) hereof.

     Section 10.04  Rights Of Holders Of Senior Indebtedness Not To Be Impaired.
                    -----------------------------------------------------------

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

     The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

     Notwithstanding anything to the contrary in this Article 10, to the extent any Holders or the Trustee have paid over or delivered to any holder of Senior Indebtedness any payment or distribution received on account of the principal of or interest on the Debentures to which any other holder of Senior Indebtedness shall be entitled to share in accordance with Section 10.02 hereof, no holder of Senior Indebtedness shall have a claim or right against any Debentureholders or the Trustee with respect to any such payment or distribution or as a result of the failure to make payments or distributions to such other holder of Senior Indebtedness.

     Section 10.05  Trustee May Take Action To Effectuate Subordination.
                    ---------------------------------------------------

     Each Debentureholder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and such Debentureholders, the subordination as provided in this Article 10 and appoints the Trustee as such Debentureholder's attorney-in-fact for any and all such purposes.

     Section 10.06  Subrogation.
                    -----------

     Upon the payment in full, in cash or cash equivalents, of all Senior Indebtedness, any Debentureholder shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company made on such Senior Indebtedness until all accrued interest on the principal of the Debentures shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property, or securities to which such Debentureholders would be entitled except for this Article 10, and no payment pursuant to this Article 10 to holders of such Senior Indebtedness by such Debentureholders shall, as between the Company, its creditors other than holders of such Senior Indebtedness, and such Debentureholders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article 10 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and such Debentureholders, on the other hand.

     If any payment or distribution to which such Debentureholders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to this Article 10, to the payment of any Senior Indebtedness, then and in such case, such Debentureholders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay, in cash or cash equivalents, all such Senior Indebtedness in full.

     Section 10.07  Obligations Of Company Unconditional; Reinstatement.
                    ---------------------------------------------------

     Nothing in this Article 10, or elsewhere in this Indenture or in any Debenture, is intended to or shall impair, as between the Company and Debentureholders, the obligations of the Company, which are absolute and unconditional, to pay to such Debentureholders the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of such Debentureholders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee, the Special Representative, or any Debentureholder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of such Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

     The failure to make a scheduled payment of principal of, or interest on, the Debentures by reason of Section 10.02 shall not be construed as preventing the occurrence of an Event of Default under Section 6.01 hereof; provided,
                                                                 --------
however, that if (i) the conditions preventing the making of such payment no
- -------
longer exist, and (ii) such Debentureholders are made whole with respect to such omitted payments, the Event of Default relating thereto (including any failure to pay any accelerated amounts) shall be automatically waived, and the provisions of the Indenture shall be reinstated as if no such Event of Default had occurred.

     Section 10.08 Trustee Entitled To Assume Payments Not Prohibited In Absence Of Notice.
                    -----------------------------------------------------

     The Trustee or Paying Agent shall not be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any trustee or agent therefor or unless the Trustee or Paying Agent otherwise had actual knowledge thereof; and, prior to the receipt of any such written notice or actual knowledge, the Trustee or Paying Agent may conclusively assume that no such facts exist.

     Unless at least one day prior to the date when by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent for any purpose (including, without limitation, the payment of the principal of or the interest on any Debenture), the Trustee or Paying Agent shall, except where no notice is necessary, have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive and apply such monies to the purpose for which they were received. Neither of them shall be affected by any notice to the contrary, which may be received by either on or after such date. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing in this Section 10.08 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by
Section 10.02 hereof. The Trustee or Paying Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself, herself or itself to be a holder of such Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder. The Trustee shall not be deemed to have any duty to the holders of Senior Indebtedness.

     Section 10.09  Right Of Trustee To Hold Senior Indebtedness.
                    --------------------------------------------

     The Trustee and any Paying Agent shall be entitled to all of the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by them to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any Paying Agent of any of its rights as such holder.


                                  ARTICLE 11
                                 MISCELLANEOUS


     Section 11.01  Trust Indenture Act Controls.
                    ----------------------------

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this

Indenture, except as, and to the extent, they are expressly excluded from this Indenture, as permitted by the TIA.

     Section 11.02  Notices.
                    -------

     Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

          if to the Company:

               The Connecticut Light and Power Company
               Selden Street
               Berlin, Connecticut 06037
               Attention: _______________________


          if to the Trustee:

               Bankers Trust Company

               ----------------------------

               ----------------------------

               ----------------------------


     The Company or the Trustee, by giving notice to the other, may designate additional or different addresses for subsequent notices of communications. The Company shall notify the holder, if any, of Senior Indebtedness of any such additional or different addresses of which the Company receives notice from the Trustee.

     Any notice or communication given to a Debentureholder other than CL&P Capital shall be mailed to the Debentureholder at the Debentureholder's address as it appears on the Register of the Registrar and shall be sufficiently given if mailed within the time prescribed.

     Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Debentureholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, or co-Registrar.

     Section 11.03  Communication By Holders With Other Holders.
                    -------------------------------------------

     Debentureholders may communicate, pursuant to TIA Section 312(b), with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Trustee, the Company, the Registrar, the Paying Agent, and anyone else shall have the protection afforded to the Trustee in TIA Section 312(c).

     Section 11.04  Certificate And Opinion As To Conditions Precedent.
                    --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officer's Certificate (complying with Section 11.05 hereof) stating that, in the opinion of such Officer, all conditions precedent to the taking of such action have been complied with; and

     (2) if appropriate, an Opinion of Counsel (complying with Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent to the taking of such action have been complied with.

     Section 11.05  Statements Required In Certificate Or Opinion.
                    ---------------------------------------------

     Each Officer's Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that each Person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

     (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matter
                                  --------  -------
of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

     Section 11.06  Severability Clause.
                    -------------------

     If any provision in this Indenture or in the Debentures shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.07  Rules By Trustee, Paying Agent And Registrar.
                    --------------------------------------------

     The Trustee may make reasonable rules for action by or a meeting of Debentureholders. The Registrar and Paying Agent may make reasonable rules for their functions.

     Section 11.08  Legal Holidays.
                    --------------

     A "Legal Holiday" is any day other than a Business Day.  If any specified
        -------------
date (including a date for giving notice) is a Legal Holiday, the action to be taken on such date shall be taken on the next succeeding day that is not a Legal Holiday, and if such action is a payment in respect of the Debentures, no principal or interest installment shall accrue for the intervening period; except that if any interest payment is due on a Legal Holiday and the next succeeding day is in the next succeeding calendar year, such payment shall be made on the Business Day immediately preceding such Legal Holiday.

     Section 11.09  Governing Law.
                    -------------

     This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of Connecticut as applied to contracts made and performed within the State of Connecticut, without regard to its principles of conflicts of laws.

     Section 11.10  No Recourse Against Others.
                    --------------------------

     No director, officer, employee, or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debentures.

     Section 11.11  Successors.
                    ----------

     All agreements of the Company in this Indenture and the Debentures shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

     Section 11.12  Multiple Original Copies Of This Indenture.
                    ------------------------------------------

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Indenture.

     Section 11.13  No Adverse Interpretation Of Other Agreements.
                    ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan, or debt agreement of the Company or any Subsidiary. Any such indenture, loan, or debt agreement may not be used to interpret this Indenture.

     Section 11.14  Table Of Contents; Headings, Etc.
                    --------------------------------

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 11.15  Benefits Of The Indenture.
                    -------------------------

     Except as expressly provided in Article 10 hereof, nothing in this Indenture or in the Debentures, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the Holders, and the Special Representative, any benefit or any legal or equitable right, remedy, or claim under this Indenture.

                                  SIGNATURES
                                  ----------

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                                      THE CONNECTICUT LIGHT AND POWER COMPANY



                                      By:
                                         ----------------------------
                                         Name:
                                         Title:

                                      BANKERS TRUST COMPANY,
                                          as Trustee



                                      By:
                                         ----------------------------
                                         Name:
                                         Title:


CL&P CAPITAL, L.P.

By: The Connecticut Light and Power Company,
   Its General Partner



By:
   ---------------------------------
  Solely for the purposes stated
  in the recitals hereto.

                                   EXHIBIT A

                              [FORM OF DEBENTURE]

            __% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES,
                           SERIES A DUE [***20__***]
        [STATED MATURITY NOT TO EXCEED 49 YEARS FROM DATE OF ISSUANCE]

No.  _________                                                  $_______________


     The Connecticut Light and Power Company, a Connecticut corporation (the "Company," which term includes any successor corporation under the Indenture
- --------
hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of
- ---------------------
                   Dollars on              ,       (subject to extension at the
- ------------------            -------------  -----
option of the Company, as set forth below) and to pay interest on said principal
sum from              , 199  or from the most recent interest payment date (each
         -------------     -
such date, an "Interest Payment Date") to which interest has been paid or duly
               ---------------------
provided for, monthly in arrears on the last day of each calendar month of each
year commencing             , 199  at the rate of       % per annum plus
                ------------     -                ------
Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is permitted by applicable law) on any overdue installment of interest at the same rate per annum.

     The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year composed of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Regular Record Date, and may be paid to the person in whose name this Debenture is registered at the close of business on a special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special Record Date, as more fully provided in the Indenture hereinafter referred to. The principal of, premium, if any, and the interest on, this Debenture shall be payable at the office or agency of the Company maintained for that purpose in Berlin, Connecticut in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment
                                                --------  -------
of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the holder of this Debenture is CL&P Capital, the payment of the principal of, premium, if any, and interest (including Additional Interest, if any) pursuant to this Debenture will be made at such place and to such account as may be designated by CL&P Capital.

                                     -A-2-


     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture hereinafter referred to, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of such Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on as such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided, and (c) appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes. Each Holder hereof, by such Holder's acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

     This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Series A Debentures"), issued
                                              -------------------
under and pursuant to, and limited in aggregate principal amount as specified in, an Indenture dated as of ________, 199__ (the "Indenture"), executed and
                                                   ---------
delivered between the Company and Bankers Trust Company, as trustee (the

"Trustee"), to which reference is made to the Indenture for a description of the
- --------
rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the holders of the Series A Debentures and any other series of debentures issued thereunder (collectively with the Series A Debentures, the "Debentures"). By the terms of the Indenture, Debentures are
                 ----------
issuable in series which may vary as to amount, date of maturity, rate of interest, and in other respects as in the Indenture provided.

     The Series A Debentures are subject to redemption prior to maturity at the option of the Company at the price of 100% of the principal amount thereof plus accrued interest to the redemption date in whole or in part (i) from time to time on or after ________ __, ____, (ii) from time to time upon or after the dissolution of CL&P Capital, or (iii) from time to time if the Company shall be required to pay Additional Interest thereon.

     The Series A Debentures are subject to mandatory redemption prior to maturity at the price of 100% of the principal amount thereof plus accrued interest to the redemption date in whole or in part upon a redemption of the Series A Preferred Securities (as defined in the Indenture), but if in part, in an aggregate principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities redeemed.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

                                     -A-3-


     Subject to certain exceptions in the Indenture which require the consent of every Holder, (i) the Indenture or the Series A Debentures may be amended with the written consent of the Holders of 66 2/3% in aggregate principal amount of the Series A Debentures at the time outstanding, and (ii) certain defaults or noncompliance with certain provisions may be waived by the written consent of the Holders of 66 2/3% in aggregate principal amount of the Series A Debentures at the time outstanding; provided, however, that if any other series of the
                         --------  -------
Debentures is at the time outstanding, then such written consents shall be by Holders of 66 2/3% in aggregate principal amount of all Debentures at the time outstanding and affected by such amendment or waiver. Subject to certain exceptions in the Indenture, without the consent of any Debentureholder, the Company and the Trustee may amend the Indenture or the Debentures to cure any ambiguity, defect, or inconsistency, to bind a successor to the Company to the obligations of the Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Debentureholder. Amendments bind all Holders and subsequent Holders.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right at any time during the term of the Series A Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 months (the "Extension Period"), provided that such
                                    ----------------    --------
Extension Period may not extend beyond the stated maturity date or the date of redemption of the Debentures, and provided further that at the end of each
                                  -------- -------
Extension Period the Company shall pay all interest then accrued and unpaid (together with interest thereon compounded monthly at the rate specified for the applicable series of Debentures, to the extent permitted by applicable law). During an Extension Period the Company shall not declare or pay any dividend on, redeem, or purchase any of its capital stock. Prior to the termination of any Extension Period, the Company may shorten or further extend the interest payment period, provided that such Extension Period together with all such further
        --------
extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extension Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                                     -A-4-


     Prior to presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent, and any Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any payment agent nor any Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Debenture shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication below.

                                     -A-5-
     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                     THE CONNECTICUT LIGHT AND POWER COMPANY


                                     By:
                                        ----------------------------
                                        Name:
                                        Title:
Dated:
      ---------------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This Is One Of The Debentures Referred
To In The Within-mentioned Indenture.

BANKERS TRUST COMPANY


By:
   ---------------------------
          Authorized Signatory

                                ASSIGNMENT FORM


     To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to:

- -------------------------------------------------------------
     (Insert assignee's social security or tax I.D. number)

- -------------------------------------------------------------
     (Print or type assignee's name, address, and zip code)

and irrevocably appoint                                   agent to transfer this
                        ---------------------------------
Debenture on the books of the Company. The agent may substitute another to act for him.


Dated:                       Signature:
        ----------------               ---------------------------------------
                                            (Sign exactly as your name appears
                                            on this Debenture)

Signature Guaranty:
                   ------------------------------------------